Exhibit 4.8

FOURTH SUPPLEMENTAL INDENTURE

FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 30, 2022, among Greenfire Resources Inc. (formerly GAC HoldCo Inc.), an Alberta corporation (the “Company”), Greenfire Resources Operating Corporation (“GROC”), Greenfire Resources Employment Corporation (formerly 2373525 Alberta Ltd.) (“Serviceco”), Hangingstone Expansion (GP) Inc. (“Hangingstone Expansion”), Hangingstone Expansion Limited Partnership (“Hangingstone Expansion LP”), Hangingstone Demo (GP) Inc. (“Hangingstone Demo”), Hangingstone Demo Limited Partnership (“Hangingstone Demo LP”, and together with GROC, Serviceco, Hangingstone Expansion, Hangingstone Expansion LP and Hangingstone Demo, collectively the “Guarantors” and each a “Guarantor”), each a direct or indirect subsidiary of the Company, The Bank of New York Mellon, as trustee (in such capacity, the “Trustee”), and BNY Trust Company of Canada, as Canadian co-trustee (in such capacity, the “Co- Trustee”) and BNY Trust Company of Canada, as Notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S E T H

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee, the Co-Trustee and the Notes Collateral Agent, an indenture (the “Indenture”), dated as of August 12, 2021, as supplemented from time to time, providing for the issuance of 12.000% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, Section 9.02(a) of the Indenture provides that, the Indenture, the Notes, the Collateral Documents or the Note Guarantees may be amended or supplemented with the consent of Holders of more than 50% of the aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class and compliance with any provision of the Indenture, the Notes, the Note Guarantees and the Collateral Documents may be waived in the same manner; and

WHEREAS, the Company has furnished the Trustee with (i) an Opinion of Counsel pursuant to Sections 7.02(c) and 9.05 of the Indenture; and (ii) an Officers’ Certificate pursuant to Sections 7.02(c) and 9.05 of the Indenture and (iii) evidence of the consent of Holders of more than 50% of the aggregate principal amount of the outstanding Notes; and

WHEREAS, pursuant to Sections 9.02 and 9.05 of the Indenture, the Trustee, the Co-Trustee and the Notes Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors, the Trustee, the Co-Trustee and the Notes Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. SUPPLEMENTAL PROVISIONS TO THE INDENTURE. Pursuant to Section 9.02 of the Indenture, the Indenture is supplemented as follows:

(a) The Noteholders hereby waive compliance with Section 4.25 solely from the date hereof through August 1, 2022.

(b) In addition to and notwithstanding Section 4.26, the Noteholders hereby authorize the Company and its Restricted Subsidiaries to expend up to $60.0 million in additional aggregate capital expenditures on a consolidated basis and included in the Company’s cash flow statement during the 24 month period commencing on the date of this Supplemental Indenture.

3. NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waived and released all such liability. The waiver and release were part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

4. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5. COUNTERPARTS. The parties may manually or electronically sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. Without limiting the generality of the foregoing, none of the Trustee, the Co-Trustee or the Notes Collateral Agent shall be responsible in any manner whatsoever for and makes no representation or warranty as to the validity, execution or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

8. CERTAIN MATTERS EFFECTING THE TRUSTEE. The Company hereby represents and warrants that the custodial statements, prime broker statements and/or proof of holdings certifications provided as evidence of holdings of the outstanding Notes for purposes of consenting to this Supplemental Indenture is/are true and correct and that the Trustee shall have no liability in relying upon the information contained therein and that in doing so the Trustee shall be entitled to all rights, protections and indemnities as are set forth in the Indenture.

9. ADOPTION, RATIFICATION AND CONFIRMATION. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall constitute an indenture supplemental to the Indenture and shall be construed in connection with and form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. To the extent of any inconsistency between the terms of the Indenture and this Supplemental Indenture, the terms of this Supplemental Indenture will control.

[Signatures pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

GREENFIRE RESOURCES INC.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

GREENFIRE RESOURCES OPERATING
CORPORATION

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

GREENFIRE RESOURCES EMPLOYMENT
CORPORATION

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

HANGINGSTONE EXPANSION (GP) INC.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

HANGINGSTONE EXPANSION LIMITED
PARTNERSHIP, by its General Partner,
HANGINGSTONE EXPANSION (GP) INC.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

HANGINGSTONE DEMO (GP) INC.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

HANGINGSTONE DEMO LIMITED
PARTNERSHIP, by its General Partner,
HANGINGSTONE DEMO (GP) INC.

By:	/s/ David Phung
	Name:	David Phung
	Title:	Chief Financial Officer

[Signature page to Fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON
as Trustee

By:	/s/ Francine Kincaid
Name:	Francine Kincaid
Title:	Vice President

[Signature page to Fourth Supplemental Indenture]

BNY TRUST COMPANY OF CANADA
as Canadian Co-Trustee and Notes Collateral Agent

By:	/s/ Bhawna Dhayal
Name:	Bhawna Dhayal
Title:	Vice-President

[Signature page to Fourth Supplemental Indenture]

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